Exhibit 99.1

LITHIA MOTORS FULL-YEAR AND FOURTH QUARTER 2006 EARNINGS AND CONFERENCE CALL SCHEDULED FOR FEBRUARY 15, 2007

MEDFORD, OREGON, January 29, 2007 (Immediate Release) – Lithia Motors, Inc. (NYSE: LAD) today announced that its fourth quarter and year-end 2006 earnings will be released on Thursday, February 15, at 1:05 p.m., Pacific Time.

CONFERENCE CALL INFORMATION
A conference call to discuss the results is scheduled for the same day at 2 p.m. PDT, 3 p.m. MT, 4 p.m. CT and 5 p.m. EDT.

HOW TO PARTICIPATE:

            DOMESTIC AND INTERNATIONAL CALLS: 973-582-2750

Please call in at least 10 minutes prior to the beginning of the call.

            To listen LIVE on our website or for REPLAY: Log-on to www.Lithia.com - Go to Investor Relations - and click on the Conference Call Icon.

A replay will be available at the Investor Relations section of the Lithia Motors website; www.Lithia.com.

A playback of the conference call will be available on February 15, approximately one hour after completion of the call, and will be available until March 1. The playback can be accessed by calling 973-341-3080 (access code: 8321249) or by visiting the Investor Relations section of the Lithia Motors website; www.Lithia.com.

About Lithia
Lithia Motors, Inc. is a Fortune 700 and Russell 2000 Company. Lithia sells 25 brands of new vehicles at 104 stores which are located in 43 markets within 15 states. Internet sales are centralized at www.Lithia.com. Lithia also sells used vehicles; arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations. Lithia retailed 103,333 new and used vehicles and had $2.9 billion in total revenue in 2005.

Additional Information
For additional information on Lithia Motors, contact the Investor Relations Department: (541) 776-6591 or log-on to: www.lithia.com – go to Investor Relations